Exhibit 23.2


                   Consent of Independent Public Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 12, 2003, relating to the financial statements of The Duncan Group, Inc. d/b/a Frontline Physicians Exchange appearing in the Company's Current Report on Form 8-K/A filed January 26, 2004.

We also consent to the reference to us under the caption "experts" in the Prospectus.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP
New York, New York

January 29, 2004